Exhibit 99.1

Vertex Energy, Inc. Announces Participation in Gulf Coast Oil Spill Clean Up Efforts

HOUSTON--Vertex Energy, Inc. (“Vertex” or “the Company”)(OTCBB:VTNR), a leader in the aggregation, recycling and processing of distressed hydrocarbon streams, today announced that it has begun processing material from the Gulf Coast oil spill utilizing its licensed Thermal-Chemical Extraction Process technology (“TCEP”).

“We are pleased to announce that we have become an active participant in the ongoing Gulf Coast clean up effort,” said Benjamin P. Cowart, Vertex’s Chief Executive Officer, who continued - “We recently began processing recovered material in barge sized quantities from the spill by utilizing our TCEP technology to extract the oil which we are now selling back into the commodity market here in Houston.  We are very pleased to be bringing the resources of Vertex to this effort and believe we offer a unique set of capabilities in this situation.  Our ability to receive significant volumes of the recovered material efficiently and process it in a regulatory compliant manner with our technology allows us to serve as a part of the solution to this problem while also benefiting commercially.  While it remains unclear as to how much material we will be allocated for processing by BP Oil Supply Company (NYSE: BP), Vertex stands ready and remains committed to do our part to help meet the challenges resulting from this spill.”

CONFERENCE CALL

As previously announced, Vertex Energy, Inc. will host its Second Quarter 2010 Financial Results conference call on Monday, August 16, 2010, at 3:15 p.m. Central Time (4:15 p.m. Eastern Time).  In order to participate in the call, please dial (800) 401-8436 (Conference ID: 167398), or if outside the U.S., (612) 3321-0932.  A webcast of the conference call will be available on the Vertex website at www.vertexenergy.com.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (OTCBB: VTNR) is a leader in the aggregation, recycling and processing of distressed hydrocarbon streams thereby reducing the United States’ reliance on foreign crude oil.  Vertex’s focus, as a participant in the alternative energy and environmentally friendly investment sectors, is on creating increased value in the products it manages and produces through a variety of strategies and technologies that facilitate the re-refining of used oil and off specification commercial chemical products into higher value commodities.  By creating higher value products from distressed hydrocarbon streams, the Company is positioned to produce both financial and environmental benefits. Vertex is based in Houston, Texas with offices in Georgia and California. More information on the Company can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management’s view of Vertex’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”).  In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act.  Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex, its divisions and concepts to be materially different than those expressed or implied in such statements.  These risk factors and others are included from time to time in documents Vertex files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex.

Contacts

Vertex Energy, Inc.
Matthew Lieb, 310-230-5450
matthewl@vertexenergy.com

Or

Gross Capital, Inc.
Barry Gross, 361-949-4999
vertex@grosscapital.com